[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.10

This Intellectual Property License Agreement (this “Agreement”) includes this Signature Page and all of the attached Terms and Conditions and Exhibits, as applicable. This Agreement is between Drexel University, a Pennsylvania non-profit corporation (“Drexel”), and Rain Therapeutics Inc., a Delaware corporation (“Company”). This Agreement is being signed on July 30, 2020 (the “Execution Date”). This Agreement will become effective on July 30, 2020 (the “Effective Date”).

Intending to be legally bound, each party has caused this Agreement to be executed by its duly authorized representative.

RAIN THERAPEUTICS INC.		DREXEL UNIVERSITY

By:	/s/ Avanish Vellanki	By:	/s/ Robert B. McGrath
Name:	Avanish Vellanki	Name:	Robert B. McGrath
Title:	Chief Executive Officer	Title:	Senior Associate Vice Provost

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TERMS AND CONDITIONS

1.	BACKGROUND.

1.1. Background. Drexel owns certain intellectual property developed by [***] of Drexel’s College of Medicine relating to RAD52 inhibitors for the treatment of cancer. Drexel also owns certain Patent Rights and Technical Information relating to such intellectual property. Company desires to obtain an exclusive license under the Patent Rights and a nonexclusive license to the Technical Information to exploit the intellectual property. Company also desires to fund further research by [***] under the Sponsored Research Agreement. Drexel has determined that the exploitation of the intellectual property by Company is in the best interest of Drexel and is consistent with its educational and research missions and goals.

2.	DEFINITIONS

2.1. Glossary. All capitalized terms used in these Terms and Conditions but not otherwise defined in the Signature Page will have the meaning ascribed to them in the Glossary of Terms attached as Exhibit A.

3.	LICENSE

3.1. License Grant. Drexel grants to Company a non-transferable (except in connection with a permitted assignment under Section 15.5) worldwide license, under (a) the Patent Rights, to make, have made, use, import, offer for sale and sell Licensed Products in the Field of Use during the Term and (b) the Technical Information, to make, have made, use, import, offer for sale and sell Licensed Products in the Field of Use during the Term. The License is exclusive with respect to the Patent Rights and non-exclusive with respect to the Technical Information. The License includes the right to sublicense after the first anniversary of the Effective Date as permitted by this Agreement. No other rights or licenses are granted by Drexel. Any intellectual property created or conceived as a result of the performance of the Sponsored Research Agreement between Drexel and Company being entered into simultaneously with this Agreement will be governed by the terms of the Sponsored Research Agreement.

3.2. Reservation of Rights by Drexel. Drexel reserves the right to use, and to permit other non-commercial entities to use, the Patent Rights for educational and research purposes, but excluding research sponsored by a commercial entity and excluding the use of Licensed Products in clinical trials. Notwithstanding the foregoing, a marketed Licensed Product can be used in an investigator-initiated clinical trial. Drexel will use reasonable efforts to notify Company of the permission it expressly grants to such permitted entity to use the Patent Rights or conduct a clinical trial of a Licensed Product.

3.3. U.S. Government Rights. The parties acknowledge that the United States government retains rights in intellectual property funded under any grant or similar contract with a Federal agency. The License is expressly subject to all applicable United States government rights, including, but not limited to, any applicable requirement that products, which result from such intellectual property and are sold in the United States, must be substantially manufactured in the United States.

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3.4. Sublicense Conditions. The Company’s right to sublicense granted by Drexel under the License is subject to each of the following conditions:

(a) In each Sublicense Agreement, Company will prohibit Sublicensee and each permitted further sublicensee from further sublicensing the License (other than to its affiliate) and require Sublicensee to comply with the applicable terms and conditions of this Agreement; provided that such Sublicensee will have the right to grant further sublicenses (i) in countries outside [***] in which such Sublicensee would customarily grant sublicenses in accordance with its reasonable business judgment and (ii) in [***] with Drexel’s prior written consent.

(b) Within [***] after Company enters into a Sublicense Agreement or a permitted Company Sublicensee enters into a further Sublicense Agreement, Company will deliver to Drexel a complete and accurate copy of the entire Sublicense Agreement written in the English language; provided that Company may redact any proprietary information of the Sublicensee but not the economic terms of the Sublicense Agreement or the description of the intellectual property that is licensed to the Sublicensee provided such proprietary information is contained in an exhibit to the Sublicense Agreement. Company represents, warrants, and covenants that Company shall not redact any such information necessary for Drexel to confirm compliance with this Agreement or payments owed to Drexel hereunder, nor use such information redaction as a reason for not complying with this Agreement. Drexel’s receipt of the Sublicense Agreement, however, will not constitute (i) a waiver of any right of Drexel or obligation of Company under this Agreement or (ii) an approval of the Sublicense Agreement or any sublicense of the License granted thereunder.

(c) In the event that Company causes or experiences a Trigger Event, all payments due to Company from its Affiliates or Sublicensees under each Sublicense Agreement will, upon notice from Drexel to such Affiliate or Sublicensee, become payable directly to Drexel for the account of Company. Upon receipt of any such funds, Drexel will remit to Company within [***] the amount by which such payments exceed the amounts owed by Company to Drexel.

(d) Company’s execution of a Sublicense Agreement will not relieve Company of any of its obligations under this Agreement. Company is primarily liable to Drexel for any act or omission of an Affiliate or Sublicensee that would be a breach of this Agreement if performed or omitted by Company, and Company will be deemed to be in breach of this Agreement as a result of such act or omission.

3.5. Delivery of Technical Information. Within [***] after the Effective Date, Drexel shall deliver to Company all Technical Information requested by Company in Exhibits F and G in a form reasonably agreed by the parties. Company hereby acknowledges that Drexel has met its obligation under this Section 3.5, the “Delivery of Technical Information”.

3.6. Improvements.

(a) The parties will form an advisory committee, consisting of the Investigator, relevant personnel working in his laboratory, and appropriate members of Company to discuss the Improvements and related data generated by the parties and the parties’ strategy and goals for research related to the Improvements. The committee will meet quarterly in person or by

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telephone and will not have any decision-making authority under this Agreement. Company will be responsible for preparing meeting minutes and written action items [***] after each committee meeting.

(b) To the extent there are no third party obligations, for a period of five (5) years from the Effective Date Drexel hereby grants to Company the first option to license Drexel’s rights in each Improvement (including each Improvement made solely by Drexel and each Improvement made jointly by Drexel and Company) (the “Option”), related patent rights and/or related know-how for [***] after Company has been notified of the existence of each such Improvement. Within [***] after Drexel receives written disclosure of any Improvement, Drexel will notify Company in writing of such Improvement, furnishing Company a copy of any invention disclosure and any related patent applications on a confidential basis. Drexel will take reasonable steps, consistent with its customary and usual practices, to ensure that any such notification to Company is made reasonably before the occurrence of any disclosure or other activity that might impair any patentability of such Improvement. Within [***] after receipt of such notice from Drexel, by written notice to Drexel Company may exercise the option to license such Improvement, related patent rights and/or related know-how, and Drexel and Company shall negotiate in good faith to determine the terms of any such license agreement. The parties agree that the terms of such license agreement will be determined, in part, by taking into account comparable transactions in the marketplace, including but not limited to any comparable transactions between Company and Drexel, including this Agreement, and will provide for reasonable milestone and royalty payments for products subject to such license agreement and this Agreement. If Company and Drexel fail to execute a license agreement within [***] after Company has been notified of such Improvement, Drexel shall be free to license the Improvement to any party upon such terms as Drexel deems appropriate without any further obligation to Company. For clarity, any license to the know-how will be non-exclusive. The parties expressly agree that Drexel shall solely own all right, title and interest in and to each Improvement, including any related patent rights and know-how, made jointly by Drexel and Company. Company does hereby agree to have all Company inventors who made an inventive contribution to such Improvements assign to Drexel all right, title and interest in all such inventive contributions.

4.	DILIGENCE

4.1. Development Plan. Company will deliver to Drexel a copy of the initial Development Plan within [***] after the Effective Date. The purpose of the Development Plan is (a) to demonstrate Company’s capability to bring the Patent Rights to commercialization, (b) to project the timeline for completing the necessary tasks, and (c) to measure Company’s progress against the projections. Thereafter, starting in [***], Company will deliver to Drexel [***] updated Development Plan no later than [***] of each [***] during the Term.

4.2. Company’s Efforts. Company will use commercially reasonable efforts to develop, commercialize, market and sell Licensed Products in a manner consistent with the Development Plan; provided that Drexel agrees that any sales projections in the Development Plan are for information purposes only, and any failure to meet such sales projections will not be deemed a breach of this Section 4.2.

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4.3. Diligence Events. The Company will use commercially reasonable efforts to achieve each of the Diligence Events by the applicable completion date listed in the table below for the first Licensed Product:

DILIGENCE EVENT	COMPLETION DATE
[***]	as set forth in [***]
[***]	[***] after Effective Date
Receipt of IND approval for a Licensed Product	4 years after Effective Date
[***]	[***] after Effective Date
[***]	[***] after Effective Date
[***]	[***] after Effective Date
[***]	[***] after Effective Date
[***]	[***] after Effective Date

provided that with respect to the foregoing completion dates, to the extent any delay in meeting such completion dates is due to bona fide unforeseen discovery or development obstacles, and while Company is diligently advancing the program, such completion dates will be extended upon mutual agreement of the parties, which agreement will not be unreasonably withheld.

5.	FEES AND ROYALTIES

5.1. License Initiation Fee. In partial consideration of the License and the Option, Company will pay to Drexel a one-time, non-refundable, non-creditable license initiation fee of $20,000 payable in [***] after the Effective Date and [***], [***] and [***] after the Effective Date.

5.2. License Maintenance Fees. In partial consideration of the License, commencing upon filing of the first IND for a Licensed Product, Company will pay to Drexel the license maintenance fee of $15,000 on each anniversary of the Effective Date until the first Sale of the first Licensed Product. Such license maintenance fee shall be creditable against any milestone payments or sublicense income received during the [***] period after the applicable anniversary of the Effective Date.

5.3. Milestone Payments. In partial consideration of the License, Company will pay to Drexel the applicable one-time (per Licensed Product) milestone payment listed in the table below after the first achievement of each milestone event for each Licensed Product; provided that (i) two Licensed Products will be considered different only if they contain different compounds, and (ii) if a Licensed Products fails in development and a backup Licensed Product is developed in the same indication, the backup Licensed Product will not trigger milestone payments already paid for the failed Licensed Product. Company will provide Drexel with written notice within [***] after achieving each milestone. Notwithstanding the foregoing, if Company receives any Sublicense Income on account of the achievement of any milestone event listed below, Company will pay Drexel the greater of the amount listed below and the amount due under Section 5.6, but not both. As used in the table below, an “indication” means an individual, separate and distinct disease or medical condition for which [***].

MILESTONE	PAYMENT
[***]	[***	]
[***]	[***	]

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[***]	[***	]
[***]	[***	]
[***]	[***	]

5.4. Earned Royalties. In partial consideration of the License, Company will pay to Drexel for each Quarter during the term of this Agreement a royalty equal to [***] of Net Sales of a Licensed Product for the Quarter. The [***] royalty rate may be reduced on a Licensed Product-by-Licensed Product, quarter-by-quarter and territory-by-territory basis as follows: (i) in the event Company pays royalties to Drexel and one or more third parties or to Drexel under one or more separate agreements in connection with licenses to make or sell a Licensed Product and the aggregate royalty rate exceeds [***], Drexel’s royalty rate under this Agreement can be reduced pro rata with the third party or other Drexel royalty rates according to the following formula: reduced Drexel royalty rate under this Agreement = [***], where A is the initial Drexel royalty rate under this Agreement, B is the aggregate royalty rate of the other license agreements, provided, however, that in no event shall Drexel’s royalty under this Agreement be below [***] of Net Sales for such Licensed Product; (ii) in the event all Valid Claims of the patents and patent applications under the Patent Rights that cover the sale of the applicable Licensed Product in the applicable country expire or become abandoned, the royalty payable to Drexel shall be reduced to [***] of Net Sales for the applicable Licensed Product; (iii) in the event the sale of a Licensed Product in a particular country is not covered by the Patent Rights, the royalty payable to Drexel shall be [***] of Net Sales of such Licensed Product in such country; and (iv) on a territory-by-territory basis, in the event a Generic Equivalent of a Licensed Product enters the market, the royalty payable to Drexel for Sales of such Licensed Product in such territory shall be reduced to [***]. For clarity, in the event the sale of a Licensed Product in a particular country is not covered by the Patent Rights in such country but such Licensed Product is covered by the Patent Rights in at least one other country, the provisions of item (iii) of this Section 5.4 shall not apply and the royalty payable to Drexel shall be [***] of Net Sales, subject to reduction provisions of items (i), (ii) and (iv) of this Section 5.4.

5.5. Minimum Royalties. In partial consideration of the License, Company will pay to Drexel the amount, if any, by which $6,250 exceeds Company’s actual earned royalties under Section 5.4 for each Quarter after the first Sale of a Licensed Product.

5.6. Sublicense Fees. In partial consideration of the License, subject to Section 5.3, Company will pay to Drexel a sublicense fee of [***] of the Sublicense Income received by Company from Sublicensees during each [***]. Following [***], Company will pay to Drexel a sublicense fee of [***] of the Sublicense Income received by Company from Sublicensees during each [***]. For clarity, the change from [***] to [***] is based on when the sublicense was granted and the sublicense fee percentage shall remain at that level for the applicable sublicense throughout the term of this agreement.

5.7. Transaction Fee. In partial consideration of the License, Company will pay to Drexel, within [***] after receipt of a reasonably detailed invoice from Drexel issued on the Execution Date, a one-time, non-refundable, non-creditable transaction fee equal to the actual amount of Drexel’s licensing and legal expenses in connection with this Agreement, the Term Sheet and the Sponsored Research Agreement.

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6.	REPORTS AND PAYMENTS

6.1. Royalty Reports. Within [***] after the end of each Quarter following the first Sale, Company will deliver to Drexel a report, certified by the chief financial officer of Company, detailing the calculation of all royalties, fees and other payments due to Drexel for such Quarter. The report will include, at a minimum, the following information for the Quarter, each listed by product, by country: [***]. Each royalty report will be substantially in the form of the sample report attached as Exhibit B.

6.2. Payments. Company will pay all royalties, fees and other payments due to Drexel under Sections 5.3, 5.4, 5.5 and 5.6 within [***] after the end of the Quarter in which the royalties, fees or other payments accrued.

6.3. Records. Company will maintain, and will cause its Affiliates and Sublicensees to maintain, complete and accurate books, records and related background information to verify Sales, Net Sales, Sublicense Income and all of the royalties, fees, and other payments due or paid under this Agreement, as well as the various computations reported under Section 6.1. The records for each Quarter will be maintained for at least [***] after submission of the applicable report required under Section 6.1.

6.4. Audit Rights. Upon reasonable prior written notice to Company, Company and its Affiliates and Sublicensees will provide Drexel and its accountants with access to all of the books, records and related background information required by Section 6.3 to conduct a review or audit of Sales, Net Sales, Sublicense Income and all of the royalties, fees, and other payments payable under this Agreement in the preceding [***]. Such accountant and Drexel will enter into a customary confidentiality agreement with Company. Access will be made available: (a) during normal business hours; (b) in a manner reasonably designed to facilitate Drexel’s review or audit without unreasonable disruption to Company’s business; and (c) no more than [***] during the Term and for a period of [***] thereafter. Company will [***] pay to Drexel the amount of any underpayment determined by the review or audit, plus accrued interest. If the review or audit determines that Company has underpaid any payment by [***] or more, then Company will also promptly pay the reasonable out-of-pocket costs and expenses of Drexel and its accountants in connection with the review or audit.

6.5. Information Rights. Until the closing of the Company’s initial public offering, Company will provide to Drexel, on [***] basis, a summary of Company’s development activities for Licensed Products since the preceding report and, at least as frequently as the following reports are distributed to the Board of Directors or management of Company, copies of all Board and managerial reports that relate to the Patent Rights, the Technical Information or the Licensed Products. After the closing of the Company’s initial public offering, Company will provide to Drexel, [***] after filing, a copy of each annual report, proxy statement, 10-K, 10-Q and other material report filed with the U.S. Securities and Exchange Commission.

6.6. Currency. All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments will be made in United States dollars. If Company receives payment from a third party in a currency other than United States dollars for which a royalty or fee is owed under this Agreement, then (a) the payment will be converted into United States

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dollars at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal as of the last business day of the Quarter in which the payment was received by Company, and (b) the conversion computation will be documented by Company in the applicable report delivered to Drexel under Section 6.1.

6.7. Place of Payment. All payments by Company are payable to “Drexel University” and will be made to the Payment Address.

6.8. Interest. All amounts that are not paid by Company when due will accrue interest from the date due until paid at a rate equal to [***] per month (or the maximum allowed by law, if less).

7.	CONFIDENTIALITY

7.1. Confidentiality Agreement. If Company and Drexel entered into one or more confidential disclosure agreements prior to the Effective Date, then such agreements will continue to govern the protection of confidential information under this Agreement, and each Affiliate and Sublicensee of Company will be bound to Company’s obligations under such agreements. If, however, no confidential disclosure agreement has been entered into between Company and Drexel prior to the Effective Date, then in connection with the execution of this Agreement, the parties will enter into a confidential disclosure agreement substantially similar to Drexel’s standard form.

7.2. Other Confidential Matters. Drexel is not obligated to accept any confidential information from Company, except for the reports required by Sections 4.1, 6.1 and 6.5 and for information disclosed in sublicense agreements in Section 3.4(b) and through the advisory committee in Section 3.6(a). Drexel, acting through its Technology Commercialization Office, Investigator and personnel working in his laboratory and finance offices, will use reasonable efforts not to disclose to any third party outside of Drexel any confidential information of Company contained in those reports or disclosed through the advisory committee and will use such information only for purposes of this Agreement, for so long as such information remains confidential. Drexel bears no institutional responsibility for maintaining the confidentiality of any other information of Company. Company may elect to enter into confidentiality agreements with individual investigators at Drexel that comply with Drexel’s internal policies.

7.3. Use of Name. Company and its Affiliates, Sublicensees, employees, and agents may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Drexel or any Drexel school, organization, employee, student or representative, without the prior written consent of Drexel, except as required by law or regulation. Drexel and each Drexel school, organization, employee, student or representative may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Company or its Affiliates, Sublicensees, employees, or agents, without the prior written consent of Company, except in connection with conflict of interest disclosures in publications, presentations and patent filings or as required by law or regulation. Drexel may not publicly disclose the existence of this Agreement or that it has granted a license to Company for a period of [***] from the Effective Date without Company’s prior written consent, which may be requested and granted via email.

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7.4. Publications. Drexel shall be free to publish or present the Improvements and related know-how, after providing Company with a [***] period prior to submission for publication or presentation in which to review each publication or presentation to identify patentable subject matter and to identify any inadvertent disclosure of Company’s confidential information, which Drexel shall remove from the publication. If necessary to permit the preparation and filing of patent applications, Drexel shall delay submission for publication for an additional [***].

8.	TERM AND TERMINATION

8.1. Term. This Agreement will commence on Effective Date and will expire, with respect to any Licensed Product and country, upon the later of (i) the expiration or abandonment of the last-to-expire Valid Claim of the Patent Rights that covers the sale of such Licensed Product in country, (ii) the expiration of any granted statutory period of marketing and/or data exclusivity for such Licensed Product that confers an exclusive commercialization period during which Company or any Affiliates or Sublicensees have the exclusive right to market and sell such Licensed Product in such country through such a regulatory exclusivity right, (iii) the month of the first Sale of a generic equivalent of such Licensed Product in such country and (iv) ten (10) years after the first Sale of the first Licensed Product. Upon the expiration of this Agreement with respect to any Licensed Product and country, the License with respect to Technical Information for such Licensed Product and country shall become fully-paid, irrevocable and perpetual.

8.2. Early Termination by Company. Company may terminate this Agreement at any time effective upon completion of each of the following conditions: (a) providing at least sixty (60) days prior written notice to Drexel of such intention to terminate; (b) ceasing to make, have made, use, import, offer for sale and sell all Licensed Products; (c) terminating all Permitted Sublicenses (subject to any survival thereof as direct licensees pursuant to Section 8.4) and causing all Affiliates and Sublicensees (other than those whose licenses survive) to cease making, having made, using, importing, offering for sale and selling all Licensed Products; and (d) paying all amounts owed to Drexel under this Agreement and the Sponsored Research Agreement through the effective date of termination.

8.3. Early Termination by Drexel. Drexel may terminate this Agreement if: (a) Company is more than [***] late in paying to Drexel any amounts owed under this Agreement and does not pay Drexel in full, including accrued interest, within thirty (30) days after written demand from Drexel; (b) Company or its Affiliate materially breaches this Agreement, including, without limitation, Company’s failure to meet any Diligence Events, and does not cure the breach within forty-five (45) days after written notice of the breach; provided, however, that with respect to a breach resulting from the Company’s failure to meet any Diligence Events, if such breach is capable of being cured but not within such forty-five (45) day period, and Company is using commercially reasonable efforts to [***] cure such breach, Company will have an additional ninety (90) days to cure; (c) Company or its Affiliate experiences a Trigger Event; or (d) Company or its Affiliate challenges, directly or indirectly, whether as a claim, cross claim, counterclaim or defense, the validity or enforceability of any of the Patent Rights before any court, arbitrator or other tribunal or administrative agency in any jurisdiction.

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8.4. Effect of Termination. Upon the termination of this Agreement for any reason: (a) the License terminates; (b) Company and each of its Affiliates and Sublicensees will cease all making, having made, using, importing, offering for sale and selling all Licensed Products, except to extent permitted by Section 8.5, provided that (i) with respect to any sublicense granted to a Sublicensee that is not in breach of the applicable Sublicense Agreement, Drexel will grant to such Sublicensee, upon written request, license rights under the Patent Rights and the Technical Information with exclusivity, field, term, financial, and diligence terms equivalent to those in such Sublicense Agreement, and (ii) in no event will Drexel be obligated in such new license agreement: to grant rights to anything Drexel does not possess or control; to surrender rights Drexel has reserved under Section 3.2; or to take on any new or incremental obligation beyond Drexel’s express obligations under this Agreement; (c) Company will pay to Drexel all amounts, including accrued interest, owed to Drexel under this Agreement and the Sponsored Research Agreement through the date of termination; (d) Company will, at Drexel’s request, return to the Drexel all confidential information of Drexel and Company will provide to Drexel one complete copy of all data with respect to Licensed Products generated by Company during the Term that will facilitate the further development of the technology licensed under this Agreement; and (e) in the case of termination by Drexel, all duties of Drexel and all rights and duties of Company under this Agreement immediately terminate without further action required by either Drexel or Company, except for any surviving rights and obligations under Section 8.6.

8.5. Inventory & Sell Off. Upon the termination of this Agreement for any reason, Company will cause physical inventories to be taken within [***], which may be extended with Drexel’s written permission of: (a) all completed Licensed Products on hand under the control of Company or its Affiliates or Sublicensees; and (b) such Licensed Products as are in the process of manufacture and any component parts on the date of termination of this Agreement. Company will deliver [***] to Drexel a copy of the written inventory, certified by an officer of the Company. Upon termination of this Agreement for any reason, Company will [***] remove, efface or destroy all references to Drexel from any advertising, labels, web sites or other materials used in the promotion of the business of Company or its Affiliates or Sublicensees, and Company and its Affiliates and Sublicensees will not represent in any manner that it has rights in or to the Patent Rights or the Licensed Products. The above provisions of this Section 8.5 shall not apply to surviving Sublicenses subject to Section 8.4 above. Upon the termination of this Agreement for any reason other than pursuant to Section 8.3(a) or (c), Company may sell off its inventory of Licensed Products existing on the date of termination for a period of [***] and pay Drexel royalties on Sales of such inventory within [***] following the expiration of such [***] period.

8.6. Survival. Company’s obligation to pay all amounts, including accrued interest, owed to Drexel under this Agreement will survive the termination of this Agreement for any reason. Sections 15.10 and 15.11 and Articles 6, 7, 8, 11, 12, and 13 will survive the termination of this Agreement for any reason in accordance with their respective terms.

9.	INTELLECTUAL PROPERTY MAINTENANCE AND REIMBURSEMENT

9.1. Intellectual Property Maintenance. Drexel controls the preparation, prosecution and maintenance of the Patent Rights and the selection of intellectual property counsel, with input from Company. If, however, Company desires to manage the preparation, prosecution and

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maintenance of the Patent Rights with input from Drexel, then Company and Drexel will enter into with intellectual property counsel an Intellectual Property Management Agreement in the form attached as Exhibit D. Drexel shall not abandon any patent application or patent in the Patent Rights provided Company continues reimbursing Drexel for the prosecution and maintenance thereof.

9.2. Intellectual Property Reimbursement.

(a) Historic IP Costs. Within [***] after filing of the first IND for the first Licensed Product, the Company will reimburse Drexel for all documented attorneys’ fees, expenses, costs, official fees and all other charges accumulated prior to the Effective Date incident to the preparation, filing, prosecution and maintenance of the Patent Rights, including any interference negotiations, claims or proceedings. To Drexel’s knowledge, the aggregate amount of intellectual property costs related to the Patent Rights as of May 31, 2020 is equal to [***].

(b) Ongoing US IP Costs. After the Effective Date, the Company will either pay directly under a mutually agreeable Intellectual Property Management Agreement or reimburse Drexel for all reasonable and documented attorneys’ fees, expenses, costs, official fees and all other charges incurred on or after the Effective Date incident to the preparation, filing, prosecution, and maintenance of the Patent Rights in the US, including any interference negotiations, claims or proceedings within [***] after Company’s receipt of invoices for such fees, costs, expenses and charges. Notwithstanding the foregoing, at any time Company may provide [***] written notice to Drexel that it is no longer interested in supporting any particular patent application or patent. Thereafter, such patent application or patent will no longer be considered a Patent Right and shall be excluded from the License and Company will have no further payment obligations with respect thereto. For clarity, such exclusion will apply only to the particular patent application or patent that Company identifies and not any other Patent Right, and in particular will not apply to any Patent Right from which such application or patent claims priority.

(c) Ongoing Non-US IP Costs. After the Effective Date, Company will either pay directly under a mutually agreeable Intellectual Property Management Agreement or pay Drexel in advance for all good faith estimates agreed by Company in writing (plus any amounts actually incurred by Drexel in excess of such good faith estimates) for reasonable attorneys’ fees, expenses, costs, official fees and all other charges incurred after the Effective Date incident to the preparation, filing, prosecution, and maintenance of non-US Patent Rights, within [***] after Company’s receipt of invoices for such fees, expenses and charges. If Drexel’s good faith estimate of the foregoing fees, costs and expenses (i) is less than the actual reasonable and documented fees, costs and expenses incurred by Drexel, Company shall [***] pay (i.e., within [***] after receipt of invoice) to Drexel the amount by which Drexel’s actual fees, costs and expenses exceed such good faith estimate from the date of Drexel’s invoice(s) for such excess amount and (ii) is greater than the actual fees, costs and expenses incurred by Drexel, Drexel shall credit to Company the amount of such excess against any future amounts owed by Company to Drexel.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

10.	INFRINGEMENT

10.1. Notice. Company and Drexel will notify each other [***] of any actual or threatened infringement of the Patent Rights that may come to their attention, and will consult each other in a timely manner concerning any appropriate response to the infringement.

10.2. Prosecution. Company may prosecute any infringement of the Patent Rights at Company’s expense. Company must not settle or compromise any such litigation in a manner that imposes any obligations or restrictions on Drexel or grants any rights to the Patent Rights (other than Permitted Sublicenses) without Drexel’s prior written permission. Financial recoveries from any such litigation will be: (a) first, applied to reimburse Company for its litigation expenditures; and (b) second, as to any remainder, retained by Company but treated (as appropriate) as either (i) Net Sales for the purpose of determining the royalties due to Drexel under Section 5.6 or (ii) Sublicense Income for the purpose of determining the sublicense fees due to Drexel under Section 5.6.

10.3. Intervention.

(a) Voluntary Intervention. Drexel reserves the right to voluntarily intervene and join Company in any litigation under Section 10.2, at [***]. If Drexel voluntarily elects to participate in any such litigation, then in lieu of the division of recoveries specified in Section 10.2, financial recoveries from any such litigation will be shared between Company and Drexel in proportion with their respective shares of the aggregate Litigation Expenditures by Company and Drexel, then [***] of any amount remaining would be paid to Drexel, and [***] of any amount remaining would be paid to Company, regardless of respective Litigation Expenditures.

(b) Involuntary Participation. If Drexel is required to participate involuntarily in any litigation referred to under Section 10.2, (such as, for example, but not limited to, being joined or named as a defendant, necessary party, involuntary plaintiff, or indispensable party), then, in lieu of the division of recoveries specified in Section 10.2, (i) Company will reimburse Drexel’s Litigation Expenditures on an ongoing basis, within [***] of submission of actual invoices; and (ii) financial recoveries from any such litigation will be shared between Company and Drexel as follows: (1) Company will be reimbursed for all Litigation Expenditures of Company and Litigation Expenditures reimbursed by Company to Drexel; then (2) [***] of any amount remaining would be paid to Drexel, and [***] of any amount remaining will be paid to Company, regardless of respective Litigation Expenditures.

10.4. Drexel Prosecution. If Company does not elect to prosecute the infringement of the Patent Rights, within [***] of the date on which the parties were notified of such infringement under Section 10.1, then Drexel may elect to prosecute such infringement at Drexel’s expense. If Drexel elects to prosecute such infringement, then any financial recoveries will be retained by Drexel in their entirety.

10.5. Cooperation. In any litigation under this Article 10, either party, at the request and expense of the other party, will cooperate to the fullest extent reasonably possible; provided, that nothing herein shall permit Company to require Drexel to join in any litigation respecting the Patent Rights, the Technical Information, the Licensed Products or any other technology licensed under this Agreement, except to the extent that Drexel is required to be joined as described in Section 10.3(b). This Section 10.5 will not be construed to require either party to undertake any activities, including legal discovery or to join in any litigation, at the request of any third party, except as may be required by lawful process of a court of competent jurisdiction.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.	DISCLAIMER OF WARRANTIES

11.1. Disclaimer. THE PATENT RIGHTS, THE TECHNICAL INFORMATION, THE IMPROVEMENTS, THE LICENSED PRODUCTS AND ANY OTHER TECHNOLOGY LICENSED OR OPTIONED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS. DREXEL MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE.

12.	LIMITATION OF LIABILITY

12.1. Limitation of Liability. DREXEL WILL NOT BE LIABLE TO COMPANY, ITS AFFILIATES, SUBLICENSEES, SUCCESSORS OR ASSIGNS, OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM: (a) ARISING FROM COMPANY’S OR ANY AFFILIATE’S, SUBLICENSEE’S, SUCCESSOR’S, OR ASSIGN’S OR OTHER THIRD PARTY’S USE OF THE PATENT RIGHTS, THE TECHNICAL INFORMATION, THE IMPROVEMENTS, THE LICENSED PRODUCTS OR ANY OTHER TECHNOLOGY LICENSED OR OPTIONED UNDER THIS AGREEMENT; (b) ARISING FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS; OR (c) FOR LOST PROFITS, BUSINESS INTERRUPTION, OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

13.	INDEMNIFICATION

13.1. Indemnification. Company will defend, indemnify, and hold harmless each Indemnified Party from and against any and all Liabilities to the extent arising from an Indemnification Event, except to the extent arising from the gross negligence or willful misconduct of any Indemnified Party.

13.2. Other Provisions. Company will not settle or compromise any Claim giving rise to Liabilities in any manner that imposes any restrictions or obligations on Drexel or grants any rights to the Patent Rights (other than Permitted Sublicenses) or the Licensed Products without Drexel’s prior written consent. If Company fails or declines to assume the defense of any Claim within [***] after notice of the Claim, then Drexel may assume the defense of such Claim for the account and at the risk of Company, and any Liabilities related to such Claim will be conclusively deemed a liability of Company. The indemnification rights of the Indemnified Parties under this Article 13 are in addition to all other rights that an Indemnified Party may have at law, in equity or otherwise.

14.	INSURANCE

14.1. Coverages. Company will procure and maintain insurance policies for the following coverages with respect to personal injury, bodily injury and property damage arising out of Company’s performance under this Agreement: (a) during the Term, comprehensive general

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

liability, including broad form and contractual liability, in a minimum amount of [***] combined single limit per occurrence and in the aggregate; (b) prior to the commencement of clinical trials involving Licensed Products, clinical trials coverage in a minimum amount of [***] combined single limit per occurrence and in the aggregate; and (c) prior to the Sale of the first Licensed Product, product liability coverage, in a minimum amount of [***] combined single limit per occurrence and in the aggregate. Drexel may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 14.1 and Drexel reserves the right to require Company to adjust the limits accordingly. The required minimum amounts of insurance do not constitute a limitation on Company’s liability or indemnification obligations to Drexel under this Agreement.

14.2. Other Requirements. The policies of insurance required by Section 14.1 will be issued by an insurance carrier with an A.M. Best rating of [***] and will name Drexel as an additional insured with respect to Company’s performance under this Agreement. Company will provide Drexel with insurance certificates evidencing the required coverage within [***] after the Effective Date and the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify Drexel in writing at least [***] prior to the cancellation or material change in coverage.

15.	ADDITIONAL PROVISIONS

15.1. Independent Contractors. The parties are independent contractors. Nothing contained in this Agreement is intended to create an agency, partnership or joint venture between the parties. At no time will either party make commitments or incur any charges or expenses for or on behalf of the other party.

15.2. No Discrimination. Neither Drexel nor Company will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

15.3. Compliance with Laws. Company must comply with all prevailing laws, rules and regulations that apply to its activities or obligations under this Agreement. For example, Company will comply with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Company that Company will not export data or commodities to certain foreign countries without prior approval of the agency. Drexel does not represent that no license is required, or that, if required, the license will issue.

15.4. Modification, Waiver & Remedies. This Agreement may only be modified by a written amendment that is executed by an authorized representative of each party. Any waiver must be express and in writing. No waiver by either party of a breach by the other party will constitute a waiver of any different or succeeding breach. Unless otherwise specified, all remedies are cumulative.

15.5. Assignment & Hypothecation. Company may not assign this Agreement or any part of it, either directly or by merger or operation of law, without the prior written consent of Drexel, which consent will not be unreasonably withheld or delayed, provided that: (a) at least [***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

before the proposed transaction, Company gives Drexel written notice and such background information as may be reasonably necessary to enable Drexel to give an informed consent; (b) the assignee agrees in writing to be legally bound by this Agreement and to deliver to Drexel an updated Development Plan within [***] after the closing of the proposed transaction; and (c) Company provides Drexel with a copy of assignee’s undertaking. Any permitted assignment will not relieve Company of responsibility for performance of any obligation of Company that has accrued at the time of the assignment. Notwithstanding the foregoing, Company may, without Drexel’s prior written consent, assign this Agreement, in whole but not in part, (y) to any Affiliate so long as Company remains obligated for all obligations under this Agreement as if such assignment had not occurred and (z) to a third party if all the following conditions are met: (i) the assignment occurs in connection with a merger, acquisition, consolidation or other business combination or sale or other disposition of all or substantially all of Company’s business or assets relating to the subject matter hereof and this Agreement is assigned to such acquiror; (ii) Company is in good standing with respect to this Agreement; (iii) assignee has sufficient resources to fulfill all of Company’s diligence and other obligations under this Agreement; and (iv) prior to the assignment, assignee provides Drexel written confirmation that assignee shall assume all of Company’s interests, rights, duties, liabilities and obligations under this Agreement, and agrees to comply with all terms and conditions of this Agreement as if assignee were an original party to this Agreement. Company will not grant a security interest in the License or this Agreement during the Term. Any prohibited assignment or security interest will be null and void.

15.6. Notices. Any Notice must be in writing, addressed to the party’s respective Notice Address listed on the signature page, and delivered: (a) personally; (b) by certified mail, postage prepaid, return receipt requested; or (c) by recognized overnight courier service, charges prepaid. A Notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; or if sent via courier, one (1) business day after deposit with the courier service.

15.7. Severability & Reformation. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement will remain in full force and effect. Such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the parties’ original intent.

15.8. Headings & Counterparts. The headings of the articles and sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, all of which taken together will constitute the same instrument.

15.9. Governing Law. This Agreement will be governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of law provisions of any jurisdiction.

15.10. Dispute Resolution. If a dispute arises between the parties concerning any right or duty under this Agreement, then the parties will confer, as soon as practicable, in an attempt to resolve the dispute. If the parties are unable to resolve the dispute amicably, then the parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania with respect to all disputes arising under this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

15.11. Integration. This Agreement with its Signature Page, Exhibits, the Sponsored Research Agreement, the Intellectual Property Management Agreement, and the Confidentiality Agreement contain the entire agreement between the parties with respect to the Patent Rights, the Technical Information and the License and supersede all other oral or written representations, statements, or agreements with respect to such subject matter, including but not limited to the Term Sheet.

EXHIBIT A

Glossary of Terms

“Affiliate” means a legal entity that is controlling, controlled by or under common control with Company and that has executed either this Agreement or a written joinder agreement agreeing to be bound by all of the terms and conditions of this Agreement. For purposes of this definition, the word “control” means (i) the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of a legal entity, (ii) the right to receive fifty percent (50%) or more of the profits or earnings of a legal entity, or (iii) the right to determine the policy decisions of a legal entity.

“Agreement” shall have the meaning set forth on the Signature Page.

“Claim” means any charges, complaints, actions, suits, proceedings, hearings, investigations, claims or demands.

“Combination Product” means a product in which one or more active ingredients that are not Licensed Products are sold in combination with, in addition to, or in a bundle with, a Licensed Product. Such other active ingredient(s) are referred to as the “Other Product(s)”.

“Confidentiality Agreement” means all confidential disclosure agreements between the parties that remain in effect after the Effective Date.

“Development Plan” means a plan prepared by Company and delivered to Drexel pursuant to Article 4, which shall include, at a minimum, the information listed on Exhibit C.

“Field of Use” means all fields of use covered by the Patent Rights.

“Generic Equivalent” means, with respect to a Licensed Product, any product that contains the same active pharmaceutical ingredient as such Licensed Product.

“Improvement” means any improvements, analogues, derivatives, modifications, upgrades, developments or inventions that: (a) are generated, solely by Drexel or jointly by Drexel and Company, after the Effective Date but before the [***] of the Effective Date at Drexel, in the laboratory of Drexel researcher [***], with respect to which Drexel owns intellectual property rights; (b) are directly related to the Licensed Products or are related to RAD52 or compounds that have been generated to specifically target RAD52; (c) are not subject to the terms and conditions of any Sponsored Research Agreement between Company and Drexel; and (d) are not otherwise obligated to a third party under the terms of any government grant or sponsored research or other agreement. Improvement does not include any improvement, analogue, derivative, modification, upgrade, development or invention that is contemplated in the documents attached hereto as Exhibit F as of the Effective Date.

“Indemnification Event” means any Claim by a third party against one or more Indemnified Parties arising out of or resulting from: (a) the development, testing, use, manufacture, promotion, sale, distribution or other disposition of any Patent Rights, Technical Information or Licensed Products by Company or its Affiliates or Sublicensees, including, but not limited to, (i) any product liability or other Claim of any kind related to use by a third party of a Licensed Product, (ii) any Claim by a third party that the use of any Patent Rights or Technical

EXHIBIT A

EXHIBIT A

Information or the design, composition, manufacture, use, sale, distribution or other disposition of any Licensed Product by or on behalf of Company or its Affiliates or Sublicensees infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such third party, and (iii) any Claim by a third party relating to any clinical trials or studies for Licensed Products conducted by or on behalf of Company or its Affiliate or Sublicensees; and (b) any material breach of this Agreement by Company or its Affiliates.

“Indemnified Party” means each of Drexel and its trustees, officers, faculty, agents, contractors, employees and students.

“Investigator(s)” means the lead investigator(s) of Drexel with respect to the Patent Rights who are specified on the Signature Page.

“Liabilities” means all damages, awards, settlement amounts, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts) that are incurred by an Indemnified Party or awarded or otherwise required to be paid to third parties by an Indemnified Party.

“License” means the license granted by Drexel to Company pursuant to Article 3 of the Terms and Conditions.

“Licensed Products” means products that are made, made for, used, imported, offered for sale or sold by Company or its Affiliates or Sublicensees and that: (a) in the absence of this Agreement, the manufacture, importation, sale or use thereof would infringe any of the Patent Rights; (b) use or embody, at least in part, the Technical Information; or (c) use a process covered by a Valid Claim of Patent Rights, in any case, whether or not the claim is issued or pending.

“Litigation Expenditures” means: reasonable attorneys’ fees, court costs, local counsel fees, deposition costs, subpoena costs, court reporter costs, expert fees, and other reasonable expenses directly incurred for investigation or litigation of Claims.

“Net Sales” means the consideration received from each Sale, less [***].

Notwithstanding the foregoing, amounts received or invoiced by Company or its Affiliates or Sublicensees for the sale of Licensed Products among Company and its Affiliates and Sublicensees for further resale [***].

Notwithstanding the foregoing, “Net Sales” [***].

Net Sales for a Combination Product shall be calculated as follows:

(i)	[***].

(ii)	[***].

(iii)	[***].

(iv)	[***].

EXHIBIT A

EXHIBIT A

“Notice” means any notice or other required written communication under this Agreement.

“Notice Address” means the parties’ respective Notice addresses specified on the Signature Page.

“Patent Rights” means all patent rights represented by or issuing from: (a) the United States patents and patent applications listed on Exhibit E; (b) any continuation, divisional, reexamination and re-issue applications of (a); and (c) any foreign counterparts and extensions of (a) or (b).

“Payment Address” means Drexel’s payment address or, in the case of a wire transfer, the electronic transfer information that are specified on the Signature Page.

“Permitted Sublicense” means any sublicense, in whole or in part, of the License under a Sublicense Agreement.

“Qualifying Costs” means the sum of: [***].

“Quarter” means each three-month period beginning on January 1, April 1, July 1 and October 1.

“Sale” means any bona fide transaction for which consideration is received or expected by Company or its Affiliate or Sublicensee for the sale, use, lease, transfer or other disposition of a Licensed Product to a third party. A Sale is deemed completed [***].

“Sponsored Research Agreement” means a Sponsored Research Agreement between Drexel and Company entered into simultaneously or in connection with this Agreement.

“Sublicense Agreement” means an agreement between Company and a Sublicensee, or between Company’s Sublicensee and its further sublicensee, whereby Company grants a sublicense, in whole or in part, of the License to the Sublicensee, or the Sublicensee grants a sublicense to further sublicensee.

“Sublicense Income” means the difference equal to: [***]. If Company grants a sublicense to a Sublicensee under the License and also grants a license under other intellectual property or with respect to products other than Licensed Products, then Company shall [***]. For clarity, Sublicense Income does not include [***].

“Sublicensee” means a third-person (excluding an Affiliate of Company) who receives a sublicense, in whole or in part, of the License directly from Company or an Affiliate or a Sublicensee of Company.

“Technical Information” means research and development information, unpatented inventions, know-how, materials and technical data, whether or not protectable as a trade secret, partially described on Exhibit G and Exhibit F, that: (i) is in the possession of the Investigator(s) on the Effective Date; and (ii) is needed to produce or use or is related to or was generated in connection with a Licensed Product or Patent Rights.

EXHIBIT A

EXHIBIT A

“Term” means the term of this Agreement set forth in Section 8.1.

“Term Sheet” means the non-binding Term Sheet between the parties dated May 1, 2020 with respect to this Agreement.

“Terms and Conditions” means the Terms and Conditions of this Agreement to which this Exhibit A is attached.

“Trigger Event” means any of the following: (a) a material default by Company under the Sponsored Research Agreement that is not cured during any specified cure periods; (b) if Company or its Affiliate (i) is adjudicated insolvent or bankrupt, (ii) admits in writing its inability to pay its debts, (iii) suffers the appointment of a custodian, receiver or trustee for it or its property and, if appointed without its consent, not discharged within [***], (iv) makes an assignment for the benefit of creditors, or (v) suffers proceedings being instituted against it under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or release of debtors and, if contested by it, not dismissed or stayed within [***]; (c) the institution or commencement by Company or its Affiliate of any proceeding under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or release of debtors; (d) the entering of any order for relief relating to any of the proceedings described in (b) or (c) above; (e) the calling by Company or its Affiliate of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (f) the act or failure to act by Company or its Affiliate indicating its consent to, approval of or acquiescence in any of the proceedings described in (b) – (e) above.

“Valid Claim” means: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid, or unenforceable by a patent office or other governmental authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; or (b) a pending claim of an unissued, pending patent application.

EXHIBIT A